UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COVIDIEN PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

On January 24, 2014, Covidien plc (the “Company”) filed a definitive proxy statement in connection with its 2014 Annual General Meeting of Shareholders (the “2014 AGM”).

The proxy statement includes proposals to elect ten individuals to the Company’s Board of Directors; all of these director nominees currently serve on our Board of Directors. One of the director nominees, Martin D. Madaus, has notified the Company of his intention to resign from our Board of Directors in connection with his assumption of the role of chief executive officer of a company being purchased by a private equity firm. Given the anticipated time constraints associated with this new position as well as the private equity firm’s rules for CEOs in its portfolio companies, Dr. Madaus advised that he would be unable to continue to serve on our Board of Directors while serving as CEO of the private equity-backed company. Dr. Madaus’ resignation from our Board is contingent upon his assuming the role of chief executive officer of the other company, currently expected to occur in mid-2014.

Dr. Madaus is and has been a valued member of the Company’s Board of Directors. Given the contingent nature of Dr. Madaus’ resignation, the Board is not changing its recommendation that shareholders vote “for” Dr. Madaus at the 2014 AGM. If Dr. Madaus is re-elected to our Board of Directors, he will serve until he assumes the role of chief executive officer of the other company, or, if the sale of the other company is not completed, he is expected to continue to serve on our Board of Directors until our 2015 Annual General Meeting of Shareholders.

Shareholders can obtain the preliminary proxy statement, the definitive proxy statement, and any amendments or supplements to the proxy statements and other documents filed by Covidien with the U.S. Securities and Exchange Commission (the “SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the proxy statement are also available for free at Covidien’s website at www.covidien.com. In addition, shareholders can obtain a copy of the definitive proxy statement, and any amendments and supplements to the definitive proxy statement, by contacting our Investor Relations Group at Covidien Investor Relations, 15 Hampshire St., Mansfield, MA 02048, USA. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Covidien’s shareholders is available in the definitive proxy statement filed on Schedule 14A with the SEC on Friday, January 24, 2014.